EXHIBIT 4.3.2



                                 AMENDMENT NO.1

                                       TO

                              AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

      AMENDMENT NO. 1 to the Amended and Restated Registration Rights Agreement, dated as of June 26, 1998 (the "Amendment"), by and among United Surgical Partners International, Inc., a Delaware corporation (the "Company") and the parties named at the foot hereof (each of such parties being hereinafter referred to individually as a "Purchaser" and collectively as the "Purchasers"), amending the Amended and Restated Registration Rights Agreement dated as of April 30, 1998 among the Company and the several signatories thereto (the "Registration Rights Agreement").

      On the date hereof, the Company and the Purchasers are consummating the transactions contemplated by the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") pursuant to which the Company has agreed to sell to the Purchasers an aggregate 400,000 shares of the Company's Class A Common Stock, $.01 par value ("Class A Common Stock") (such shares of Class A Common Stock being hereinafter collectively called the "Shares").

      It is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement that the Company and the Purchasers execute this Amendment.

      Pursuant to Section 13(d) of the Registration Rights Agreement, the Registration Rights Agreement is hereby amended as follows:

      1. Each Purchaser is hereby made a party to the Registration Rights Agreement with the same rights and obligations as a holder of "Investor Shares" (with respect to the Shares) as set forth in the Registration Rights Agreement.

      2. The Registration Rights Agreement, as amended by this Amendment, is hereby in all respects confirmed.

      3. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.
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      4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                               UNITED SURGICAL PARTNERS
                               INTERNATIONAL, INC.




                               By /s/ DONALD STEEN
                                      Donald Steen
                                      Chief Executive